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                                                                  Exhibit 21

                    MAJOR SUBSIDIARIES OF LAFARGE CORPORATION

The following indicates the corporate names (and all other significant names, if any, under which business is conducted) and jurisdictions of incorporation of the subsidiaries of Lafarge Corporation, all of which are wholly owned or majority owned. Indirect subsidiaries of Lafarge Corporation are indented and listed following their direct parent corporations.

                                                          Jurisdiction
           Name(s)                                      of Incorporation
--------------------------------                        ----------------

American Transport Leasing, Inc.                          Delaware
Cement Transport, Ltd.                                    North Dakota
Friday Harbor Sand & Gravel Co.                           Washington
International Atlantins Insurance Company                 Vermont
Lafarge Dakota Inc.                                       North Dakota
Lafarge Florida Inc.                                      Florida
Mineral Solutions Inc.                                    Delaware
Mountain Prairie Insurance Company, Inc.                  Vermont
Systech Environmental Corporation                         Delaware
Tews Company                                              Delaware
Redland, Inc.                                             Delaware
        Redland Genstar, Inc.                             Delaware
        Redland Quarries NY Inc.                          Delaware
        Western Mobile, Inc.                              Delaware
Lafarge Canada Inc.                                       Canada
        International Atlantins Agencies Inc.             British Columbia
        Johnson Concrete & Material Ltd.                  Saskatchewan
        Lafarge Gypsum Canada Inc.                        Newfoundland
        Logan Paving Ltd.                                 New Brunswick
        Lulu Transport Inc.                               British Columbia
        Mitchell Park Ash Ltd.                            Ontario
        N C Rubber Products Inc.                          Ontario
        National Slag Limited                             Ontario
        Quality Ready-Mix Limited                         Ontario
        Re-Wa Holdings Ltd.                               Alberta
        Richvale York Block Inc.                          Ontario
        Les sablieres Forestville Inc.                    Quebec
        Valley Rite-Mix Ltd.                              British Columbia
        W.M. Rogers Custom Mobile Concrete Ltd.           Ontario

Lafarge Corporation also does business under the following names: Florida Portland Cement Company, Lafarge Construction Materials, Lafarge Gypsum, Mobile Premix Concrete, Inc., Redland Frontier, Inc., Trinity Portland Cement Company, Western-Mobile Northern, Inc., Western Mobile Southern, Inc., Western-Mobile New Mexico, Inc., Western Mobile Santa Fe, Inc.

Lafarge Canada Inc. also does business under the following names: Alberta Concrete Products, Apex Gravel, Bestpipe, Canada Concrete, Capital Concrete, Challenge Concrete, Champion Concrete, Cinq Concrete, Coldstream Concrete, Columbia Concrete, Conmac Western Industries, Consolidated Sand & Gravel Company, Construction Chemicals, Country Building Supplies, Crown Equipment, Crown Paving and Engineering, Duracon, Forbes Ready Mix, Francon-Lafarge, Guelph Sand and Gravel, Great Lakes Flyash, High River Concrete, Johnston Ready Mix, Lafarge Concrete, Lafarge Construction Materials, Lethbridge Concrete Products, Manitoulin Precast, Maritime Cement, Nelson Aggregate Co., O.K. Construction Materials, Permanent-Lafarge, Red-D-Mix Block, Richvale - McCord, Richvale - York, Rocky Mountain Precast, Spartan Explosives, Standard Aggregates, Standard Asphalt, Supercrete, Trans-Alta Flyash.

Information regarding 63 additional subsidiaries of the Registrant has been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X [17 CFR 210.1-02(w)].